UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2014

PACIFIC MERCANTILE BANCORP
(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (714) 438-2500
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
Pacific Mercantile Bancorp (the “Company”) held its annual meeting of shareholders on May 21, 2014. The Company's shareholders voted on the proposals listed below, each of which was described in the Company's proxy statement for the meeting. On the record date for the meeting, there were 21,324,039 shares of the Company's common stock outstanding, comprised of (i) 19,218,777 shares of our common stock that were outstanding on the record date, and (ii) 2,105,262 shares of common stock into which the shares of our Series B Preferred Stock outstanding on the record date are convertible.
Voting Results
Proposal 1 — Election of Directors
The following individuals were elected as directors to serve until the 2015 annual meeting of shareholders or until their successors are elected and qualified. There were no nominees other than those listed below. The voting results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Steven K. Buster	15,068,398	1,419,262	3,291,374
Edward J. Carpenter	15,022,865	1,464,795	3,291,374
John W. Clark	15,058,698	1,428,962	3,291,374
Warren T. Finley	15,023,540	1,464,120	3,291,374
John D. Flemming	15,022,856	1,464,804	3,291,374
Howard N. Gould	15,071,589	1,416,071	3,291,374
Michael P. Hoopis	15,069,461	1,418,199	3,291,374
Andrew M. Phillips	15,032,561	1,455,099	3,291,374
Daniel A. Strauss	15,071,487	1,416,173	3,291,374
John Thomas, M.D.	14,955,254	1,532,406	3,291,374
Stephen P. Yost	15,070,486	1,417,174	3,291,374
Proposal 2 — Ratification of the Appointment of Independent Registered Public Accountants
The shareholders voted to ratify the appointment of McGladrey LLP as independent accountants for the Company's 2014 fiscal year. The results of voting were as follows:

Votes For	Votes Against	Abstain
19,746,768	1,966	30,300
Proposal 3 — Advisory Vote on the Compensation of Our Named Executive Officers
The shareholders voted to approve a non-binding advisory resolution concerning the Company's 2013 executive compensation as described in the Company's proxy statement for the meeting. The results of voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
16,037,513	197,629	252,518	3,291,374

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: May 27, 2014	By:	/s/ STEVEN K. BUSTER
Steven K. Buster, President and Chief Executive Officer